UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

FIFTH THIRD BANCORP

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

0-8076	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of principal executive offices)	(Zip Code)

(513) 534-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 2, 2008, Fifth Third Bancorp issued a press release announcing that Christopher G. Marshall resigned as Executive Vice President and Chief Financial Officer of Fifth Third on May 1, 2008 effective as of April 30, 2008 and that Daniel T. Poston, Executive Vice President and Controller of Fifth Third Bancorp, would serve as the Chief Financial Officer of Fifth Third until a permanent successor for Mr. Marshall is named. Mr. Marshall’s resignation does not impact or in any way relate to the financial statements or reporting of Fifth Third Bancorp or its subsidiaries. A copy of the above-referenced press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with this resignation, Fifth Third and Mr. Marshall entered into separation agreement. A copy of this agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is fully incorporated herein by reference.

The Section titled “EXECUTIVE OFFICERS OF THE BANCORP” of the Company’s Annual Report on Form 10-K filed for the fiscal year ended December 31, 2007 is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 - Separation Agreement between Fifth Third Bancorp and Christopher G. Marshall dated May 1, 2008

Exhibit 99.1 - Press release dated May 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

May 2, 2008	By:	KEVIN T. KABAT
Kevin T. Kabat
President and Chief Executive Officer